UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 6, 2013

AGREE REALTY CORPORATION

(Exact name of registrant as specified in its charter)

Maryland	1-12928	38-3148187
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

31850 Northwestern Highway

Farmington Hills, MI 48334

(Address of principal executive offices)

Registrant's telephone number, including area code: (248) 737-4190

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On May 8, 2013, Agree Realty Corporation (the “Company”) filed articles of amendment to the Company’s articles of incorporation, as amended (the “Charter”) with the Maryland State Department of Assessments and Taxation increasing the number of authorized shares of common stock, par value $.0001 per share, of the Company from 15,850,000 to 28,000,000; increasing the number of authorized shares of preferred stock, par value $.0001 per share, of the Company from 150,000 to 4,000,000; and increasing the number of authorized shares of excess stock, par value $.0001 per share, of the Company from 4,000,000 to 8,000,000. The amendment to the Charter was previously approved by the Company’s board of directors, subject to stockholder approval, and approved by the Company’s stockholders at the annual meeting of stockholders held on May 6, 2013, as further described in Item 5.07 below.

The articles of amendment, which were effective upon filing, are included as Exhibit 3.1 hereto and are incorporated herein by reference.

On May 8, 2013, the Company also amended and restated its bylaws to memorialize an executive chairman position, to permit the directors to consent to action by electronic transmission without a board of directors or committee meeting, to set the date of the annual meeting of stockholders to be held on the first Monday in May of each year (unless otherwise set by the board), to remove certain board approval requirements for property dispositions or the refinancing or repayment of debt, and to remove outdated provisions related to committee composition and the execution of checks, drafts and orders for the payment of money, notes and other evidences of indebtedness.

The amended and restated bylaws are included as Exhibit 3.2 hereto and are incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders.

At the annual meeting of stockholders held on May 6, 2013, the matters on which the stockholders voted, in person or by proxy, were:

(i)	the election of three directors of the Company to serve until the annual meeting of stockholders in 2016;

(ii)	the ratification of the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for 2013;

(iii)	the approval, by non-binding vote, of executive compensation as disclosed in the Company’s proxy statement for the 2013 annual meeting of stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the compensation tables and other related disclosure;

(iv)	the approval of an amendment to the Charter to increase the number of authorized shares; and

(v)	the approval of an amendment to the Charter to grant authority to the Company’s board of directors to amend the Charter, from time to time, to increase or decrease the aggregate number of authorized shares.

The three nominees were elected, the appointment of the independent registered public accounting firm was ratified, and the executive compensation was approved by non-binding vote. In addition, an amendment to the Charter to increase the number of authorized shares was approved. The amendment to the Charter to grant authority to the board of directors to amend the Charter, from time to time, to increase or decrease the aggregate number of authorized shares was not approved. The results of the voting were as follows:

Election of directors:

Director	Votes For	Votes Withheld	Abstentions	Broker Non-Votes
Joey Agree	7,708,517	452,023	0	3,866,642
Leon M. Schurgin	7,760,192	400,348	0	3,866,642
William S. Rubenfaer	7,771,548	388,992	0	3,866,642

Ratification of appointment of independent registered public accounting firm:

Votes For	Votes Against	Abstentions	Broker Non-Votes
11,956,770	48,182	22,230	N/A

Approval, by non-binding vote, of executive compensation:

Votes For	Votes Against	Abstentions	Broker Non-Votes
7,655,882	327,988	176,670	3,866,642

Approval to amend the Charter to increase the number of authorized shares:

Votes For	Votes Against	Abstentions	Broker Non-Votes
9,294,480	2,632,729	99,973	N/A

Approval to amend the Charter to grant authority to the board of directors to amend the Charter, from time to time, to increase or decrease the aggregate number of authorized shares:

Votes For	Votes Against	Abstentions	Broker Non-Votes
3,161,053	4,963,408	36,079	3,866,642

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
3.1	Articles of amendment of Agree Realty Corporation
3.2	Amended and restated bylaws of Agree Realty Corporation

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AGREE REALTY CORPORATION

Dated: May 9, 2013	BY:	/s/ Alan D. Maximiuk
Alan D. Maximiuk
Vice President, Chief Financial Officer and Secretary